EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2002, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-84188) and related Prospectus of Wintrust Financial Corporation for the registration of 912,734 shares of its common stock.


                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois

May 6, 2002